UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

XRpro Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kendall Square, Suite B2002, Cambridge, MA, 02139
(Address of principal executive offices) (zip code)

(617) 631-8825
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2015, the Board of Directors of XRpro Sciences, Inc. (the “Company”) approved the amendment and restatement of the Company’s by-laws (herein, the “Amended and Restated By-Laws”), effective as of that date, to add a forum selection provision for the adjudication of certain disputes. This provision, set forth in Section 6.8 of the Amended and Restated By-Laws, provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders; (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation, or the Amended and Restated By-Laws; and (4) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary of the Amended and Restated By-Laws is qualified in its entirety by reference to the complete text of the Amended and Restated By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

 Item 9.01.           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

3.1	Amended and Restated By-Laws of XRpro Sciences, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XRPRO SCIENCES, INC.
Dated: February 25, 2015
	By:	/s/ Mark Korb
Name: Mark Korb Title: Chief Financial Officer